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Exhibit 32(b)

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of CBS Corporation (the "Company") on Form 10-K for the period ending December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Fredric G. Reynolds, Chief Financial Officer of the Company, certify that to my knowledge:

  1.
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FREDRIC G. REYNOLDS Fredric G. Reynolds March 16, 2006

        This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to CBS Corporation and will be retained by CBS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002